                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                         )      Chapter 11
                               )
ADVANCED RADIO TELECOM CORP.,  )      Case No. 01-1511 (JJF)
et al.,/1/                     )      (Jointly Administered)
                               )
                    Debtors.   )


               FINDINGS OF FACT AND CONCLUSIONS OF LAW RELATING
               TO, AND ORDER UNDER 11 U.S.C. (S) 1129(a) AND (b)
                CONFIRMING, THE DEBTORS' AND OFFICIAL COMMITTEE
                     OF UNSECURED CREDITORS' JOINT PLAN OF
                REORGANIZATION OF ADVANCED RADIO TELECOM CORP.,
                ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                ----------------------------------------------

                                  RECITALS/2/
                                  --------

          WHEREAS, Advanced Radio Telecom Corp., et al., debtors and debtors-in-possession (the "Debtors") and the Official Committee of Unsecured Creditors appointed in the above-captioned cases (the "Committee," and together with the Debtors, the "Proponents") filed with the Court their reorganization plan (the "Plan") for the Debtors, and related disclosure statement (the "Disclosure Statement"), dated September 20, 2001; and

          WHEREAS, on October 3, 2001 the court entered an Order (the "October 3 Order") (i) approving the disclosure statement pursuant to section 1125 of the Bankruptcy Code, (ii) approving the form of notice of the confirmation hearing (the "Confirmation Hearing Notice"), (iii) establishing certain procedures for service of the Confirmation Hearing Notice and solicitation packages and for filing and service of objections to the Plan, (iv) fixing October 31, 2001 as the date for the hearing to consider the confirmation of the Plan, and (v) establishing

_____________________

/1/ The Debtors are: Advanced Radio Telecom Corp., ART Licensing Corp., ART Leasing, Inc., Big Creek Systems, LLC, and DCT Communications, Inc.

/2/ All capitalized terms not defined in this Confirmation Order have the meanings ascribed to them in the Plan (as defined herein).

solicitation, voting, and tabulation procedures and deadlines; and

          WHEREAS, notice of a hearing on the adequacy of the Disclosure Statement was served upon the persons and entities set forth in the affidavit of Kenneth L. Altman ("Altman"), principal and president of The Altman Group, Inc., sworn to on August 28, 2001; and

          WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Plan, the Amended Order, the appropriate Ballots (collectively, the "Solicitation Package") were transmitted to all holders of Claims and Preferred Interests in Class 3 (Secured Vendor Financing Claims), Class 4 (General Unsecured Claims), and Class 5 (Preferred Interests) in accordance with Bankruptcy Rule 3017(c) and the October 3 Order, as set forth in the affidavit of Altman, sworn to October 3, 2001 (the "Solicitation Affidavit"); and

          WHEREAS, a copy of the Confirmation Hearing Notice was transmitted to all holders of Class 6 Equity Interests, as set forth in the Solicitation Affidavit; and

          WHEREAS, on October 30, 2001, the Proponents filed the affidavit of Altman, sworn to October 29, 2001 (the "Tabulation Affidavit"), certifying the results of the ballot and master ballot tabulation for the classes of Claims and Preferred Interests voting to accept or reject the Plan; and

          WHEREAS, pursuant to section 1128(a) of the Bankruptcy Code, the Court held a hearing commencing on October 31, 2001 (the "Confirmation Hearing") to consider confirmation of the Plan.

          NOW, THEREFORE, based upon the Court's review of the affidavits previously filed with the Court, including the Solicitation Affidavit, the Tabulation Affidavit, and upon all the evidence proffered or adduced at, and the arguments of counsel made at, the Confirmation Hearing; and after due deliberation thereon; and upon the entire record of these Chapter 11 Cases;

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW
                    ---------------------------------------

     IT IS HEREBY FOUND AND DETERMINED that:/3/

1.  Core Proceeding (28 U.S.C. (S) 157(b)(2)).
    -----------------------------------------

     Confirmation of the Plan is a core proceeding under 28 U.S.C. (S)
157(b)(2).

2.  Transmittal And Mailing Of Materials; Notice.
    --------------------------------------------

     The Solicitation Package was served in compliance with the October 3 Order and the Bankruptcy Rules, and such transmittal and service was adequate and sufficient. Adequate and sufficient notice of the hearing on the Disclosure Statement and the Confirmation Hearing was given in compliance with the Bankruptcy Rules and the October 3 Order and no further notice is required.

3.  Plan Compliance With Bankruptcy Code (11 U.S.C. (S) 1129(a)(1)).
    ---------------------------------------------------------------

     The Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, thereby satisfying 11 U.S.C. (S) 1129(a)(1).

(a)  Proper Classification (11 U.S.C. (S)(S) 1122 and 1123(a)(1)).
     ------------------------------------------------------------

          The Plan designates six (6) Classes of Claims, Preferred Interests, and Equity Interests. The Claims, Preferred Interests, and Equity Interests placed in each Class are substantially similar to other Claims, Preferred Interests, and Equity Interests, as the case may be, in each such Class, and such classification is therefore consistent with section 1122 of the Bankruptcy Code. Valid business and legal reasons exist for the various Classes of Claims, Preferred Interests, and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims, Preferred Interests, and Equity Interests.

(b)  Specified Treatment Of Unimpaired Classes (11 U.S.C. (S) 1123(a)(2)).
     --------------------------------------------------------------------

          The Plan specifies that Classes 1 and 2 are not impaired under the Plan,

________________________

/3/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R.
                                                                 ---
Bankr. 7052
thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)  Specified Treatment Of Impaired Classes (11 U.S.C. 1123(a)(3)).
     --------------------------------------------------------------

          Section 4 of the Plan (Provisions for Treatment of Claims, Preferred Interests, and Equity Interests) specifies the treatment of impaired Classes 3, 4, 5, and 6 thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)  No Discrimination (11 U.S.C. (S) 1123(a)(4)).
     --------------------------------------------

          The Plan provides for the same treatment for each Claim, Preferred Interest, and Equity Interest in each respective Class unless the holder of a particular Claim, Preferred Interest, or Equity Interest has agreed to a less favorable treatment of such Claim, Preferred Interest, or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)  Implementation Of The Plan (11 U.S.C. (S) 1123(a)(5)).
     -----------------------------------------------------

          Section 7 of the Plan (Means of Implementation) provides adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code. Among other things, Section 7 provides for the authorization and issuance of the New Senior Secured Notes, New Common Stock, New Class A Warrants, and the implementation of the Stock Option Plan. Other sections of the Plan set forth means for the implementation of the Plan as well. For example, Section 13 (Retention of Jurisdiction) provides for the continuing jurisdiction of the Court to hear unresolved matters, and Section 9 (Procedures for Treating Disputed Claims Under the Plan) provides the procedure for resolving disputed, contingent, and unliquidated Claims.

(f)  Nonvoting Equity Securities (11 U.S.C. (S) 1123 (a)(6)).
     -------------------------------------------------------

          Pursuant to Section 7.7 of the Plan, the Amended Certificate of Incorporation of Advanced Radio Telecom Corporation prohibits the issuance of nonvoting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The holders of shares of New Common Stock, after the Effective Date, will vote as a single class on the basis of one vote per share of New Common Stock.

(g)  Selection Of Officers And Directors (11 U.S.C. 1123(a)(7)).
     ----------------------------------------------------------

          The provisions of the Plan and the Amended Certificate of Incorporation and Amended By-Laws regarding the manner of selection of officers and directors of Reorganized Debtors are consistent with the interests of creditors, Preferred Interest holders, Equity Interest holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code. Specifically, Section 7.6 of the Plan provides that the initial Board of Directors of Reorganized ART shall consist of six (6) individuals, whose names were disclosed in the Disclosure Statement. Each of the members of the initial Board of Directors will serve in accordance with terms and conditions of the Amended Certificate of Incorporation and Amended By-Laws, as the same may be amended from time to time. The Disclosure Statement identifies the following individuals who shall serve as the initial officers of Reorganized Debtors on and after the Effective Date: Neil Subin, R. Ted Weschler, Mark Schoeppner, Wharton B. Rivers, Jr., Dean Johnson, and Richard L. Shorten. Subsequent to the filing of the Disclosure Statement, however, Mark Schoeppner determined not to serve on the initial Board of Directors of Reorganized Debtors. The Proponents have determined that Matthew Teplitz shall serve in the place of Mark Schoeppner. As set forth in the Disclosure Statement, the proposed principal officers of Reorganized Debtors will be Dean Johnson, as Chief Executive Officer, Sandra Watson, as Chief Financial Officer, and Thomas Walker as Chief Legal Officer.

(h)  Impairment Of Classes (11 U.S.C. (S)1123(b)(1)).
     -----------------------------------------------

          In accordance with section 1123(b)(1) of the Bankruptcy Code, Section 5 of the Plan impairs and leaves unimpaired, as the case may be, each class of Claims, Preferred

Interests, and Equity Interests under the Plan.

(i)  The Rejection Of Executory Contracts And Unexpired Leases (11 U.S.C.
     --------------------------------------------------------------------
(S)1123(b)(2)).
--------------

          The Plan constitutes and incorporates a motion by the Debtors to reject, and this Confirmation Order shall be deemed to be an Order authorizing the rejection of all executory contracts and unexpired leases to which the Debtors are a party and which have not, on or before the Confirmation Date, been expressly assumed or rejected pursuant to an Order of the Bankruptcy Court or by the operation of law prior to the Confirmation Date, or is the subject of a motion to assume or reject which is pending before the Bankruptcy Court or subject to an appeal on the Confirmation Date. The Debtors' decision regarding the assumption or rejection of the executory contracts is based on and is within the sound business judgment of the Debtors and is in the best interests of the Debtors, their estates, creditors and interest holders. In accordance with the Plan, any Claim resulting from the rejection of an executory contract or unexpired lease by virtue of this Confirmation Order shall be forever barred and discharged and shall not be enforceable against the Debtors or Reorganized Debtors, or their respective properties, unless a proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon the attorneys for the Proponents within thirty (30) days after service of the earlier of (1) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected at the following addresses:

     Pachulski, Stang, Ziehl, Young & Jones, P.C.
     Bruce Grohsgal, Esq.
     919 N. Market Street, 16/th/ Floor
     P.O. Box 8705
     Wilmington, Delaware 19899-8705
     (302) 652-4100

     Counsel to the Debtors

     Andrews & Kurth L.L.P.
     Paul N. Silverstein, Esq.
     Richard Baumfield, Esq.
     805 Third Avenue
     New York, New York 10022
     (212) 850-2800

     Counsel to the Official Committee
       of Unsecured Creditors

                The Plan accordingly complies with section 1123(b)(2) of the Bankruptcy Code.

(j)  Retention, Enforcement, And Settlement Of Claims Held By The Debtors (11
     ------------------------------------------------------------------------
U.S.C. (S) 1123(b)(3)).
----------------------

                Except as otherwise provided in the Plan, Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any and all claims, rights, causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the estates may hold against any person or entity. Reorganized Debtors or their successor(s) may pursue such retained claims, rights, causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(k)  Provisions Not Inconsistent With Title 11 (11 U.S.C. (S)1123(b)(6)).
     -------------------------------------------------------------------

                In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

4.  The Debtors' Compliance With The Bankruptcy Code (11 U.S.C. 1129(a)(2)).
    -----------------------------------------------------------------------

     The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.
Specifically:

          a) Advanced Radio Telecom Corp. is a corporation organized under the laws of the State of Delaware, and is a proper debtor under section 109 of the Bankruptcy Code.

          b) ART Licensing Corp. is a corporation organized under the laws of the State of Delaware, and is a proper debtor under section 109 of the Bankruptcy Code.

          c) ART Leasing, Inc. is a corporation organized under the laws of the State of Delaware, and is a proper debtor under section 109 of the Bankruptcy Code.

          d) Big Creek Systems, LLC is a limited liability company organized under the laws of the State of Delaware, and is a proper debtor under section 109 of the Bankruptcy Code.

          e) DCT Communications, Inc. is a limited liability company organized under the laws of the State of California, and is a proper debtor under section 109 of the Bankruptcy Code.

          f) On April 20, 2001, each of the Debtors filed a chapter 11 petition pursuant to section 301 of the Bankruptcy Code.

          g) The Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. (S)1334.

          h) Venue of these cases is proper in this district pursuant to 28 U.S.C. (S)(S) 1408 and 1409.

          i) The Proponents are proper proponents of the Plan pursuant to section 1121 of the Bankruptcy Code.

          j) The Debtors have acted in accordance with all orders of the Court entered during these Chapter 11 Cases.

          k) The Proponents complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Amended Order in transmitting the Solicitation Package and related documents and notices, and in soliciting and tabulating votes on the Plan.

5.  Plan Proposed In Good Faith (11 U.S.C. (S) 1129(a)(3)).
    -------------------------------------------------------

     The Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. Based upon the record in these chapter 11 cases and/or evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of the Debtors and maximizing the returns available to creditors and holders of Preferred Interests. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources. The Plan is based on extensive arm's length negotiations among the Debtors and its major creditors and Preferred Interest holders leading to the Plan's formulation which itself provides independent evidence of the good faith of the Proponents in proposing the Plan.

6.  Payments For Services Or Costs And Expenses (11 U.S.C. 1129(a)(4)).
    ------------------------------------------------------------------

     Any payment made or to be made by the Debtors in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable pursuant to section 1129(a)(4) of the Bankruptcy Code. Specifically, (i) all fees and expenses incurred by Professionals will be subject to the Court's final approval following the filing of the final fee applications under section 330 of the Bankruptcy Code and (ii) pursuant to Section 8.12 of the Plan, Debtors or Reorganized Debtors are required to pay the reasonable fees and expenses of the Indenture Trustee in accordance with the terms of the Old Indenture and all additional fees and expenses incurred as acting as Disbursing Agent for the old notes up to a maximum amount of $60,000.

7.  Directors, Officers, And Insiders (11 U.S.C. (S) 1129(a)(5)).
    ------------------------------------------------------------

     The Proponents have complied with section 1129(a)(5) of the Bankruptcy Code. Specifically:

          a) The Proponents have disclosed in the Disclosure Statement as thereafter modified in the record at the Confirmation Hearing, the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of Reorganized Debtors, and the appointment to such office of such individual is consistent with the interests of creditors and interest holders and with public policy.

          b) The Proponents have likewise disclosed in the Disclosure Statement the identity of any insider who will be employed or retained by Reorganized Debtors.

8.  No Rate Changes (11 U.S.C. (S) 1129(a)(6)).
    ------------------------------------------

     No governmental regulatory commission has jurisdiction over the rates charged by the Debtors. Thus, the Plan does not provide for the change in any rates which require regulatory approval, thereby satisfying section 1129(a)(6) of the Bankruptcy Code.

9.  Best Interests Of Creditors Test (11 U.S.C. (S) 1129(a)(7)).
    -----------------------------------------------------------

     The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. Specifically:

          a) The liquidation analysis contained in the Disclosure Statement and in other evidence proffered or adduced at the Confirmation Hearing is credible and has not been controverted. The methodology used and assumptions made in connection with the liquidation analysis, as supplemented by other evidence at the Confirmation Hearing, appear reasonable under the circumstances.

          b) Each holder of a Claim, Preferred Interest, or Equity Interest in each impaired Class either has accepted the Plan or will receive or retain under the Plan on account of such Claim, Preferred Interest, or Equity Interest property of a value, as of the Effective Date of the

Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. No Class has made an election under section 1111 (b)(2) of the Bankruptcy Code.

10.  Acceptance By Certain Classes (11 U.S.C. (S) 1129(a)(8)).
     --------------------------------------------------------

         Holders of Claims and Preferred Interests in Classes 1, 2, 3, 4 and 5 have accepted the Plan, or is not impaired under the Plan and therefore are conclusively presumed to have accepted the Plan without the need for solicitation of acceptances or rejections with respect to such Classes. Equity Interests in Class 6 will receive no distribution under the plan and are presumed to have rejected the Plan in accordance with section 1126(f) of the Bankruptcy Code. Because not all impaired Classes of Claims, Preferred Interests, and Equity Interests have accepted the Plan or are deemed to have accepted the Plan, the requirements of section 1129(a)(8) have not been met, thus requiring application of section 1129(b) of the Bankruptcy Code as set forth below.

11.  Treatment Of Administrative And Priority Claims (11 U.S.C. 1129(a)(9)).
     ----------------------------------------------------------------------

         The treatment of Administrative Claims under Section 2.1 of the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, the treatment of Other Priority Claims under Section 4.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under Section 2.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

12.  Acceptance By Impaired Classes (11 U.S.C. (S) 1129(a)(10)).
     ----------------------------------------------------------

         At least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider of the Debtors holding a Claim in such Class, thereby satisfying section 1129(a)(10) of the Bankruptcy Code.

13.  Feasibility (11 U.S.C. (S) 1129(a)(11)).
     ---------------------------------------

     Based upon the evidence proffered or adduced at or prior to the Confirmation Hearing, confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors, thereby satisfying section 1129(a)(11) of the Bankruptcy Code.

14.  Payment Of Fees (11 U.S.C. (S) 1129(a)(12)).
     -------------------------------------------

     All fees payable under 28 U.S.C. (S)1930 have been paid or will be paid as an Administrative Claim on the Effective Date pursuant to Section 14.1 of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

15.  Continuation Of Retiree Benefits (11 U. S.C. (S) 1129(a)(13)).
     -------------------------------------------------------------

     The Plan satisfies section 1129(a)(13) of the Bankruptcy Code, to the extent applicable.

16.  Identification Of Plan Proponent (Fed. R. Bankr. P. 3016(a)).
     ------------------------------------------------------------

     As required by Bankruptcy Rule 3016(a), the Plan is dated and identifies the Plan Proponents.

17.  Fair And Equitable; No Unfair Discrimination (11 U.S.C. 1129(b)).
     ----------------------------------------------------------------

     Pursuant to section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes 1, 2, 3, 4, 5 and 6. Thus, the Plan satisfies section 1129(b) as to each of the Classes described above.

18.  Principal Purpose Of Plan (11 U.S.C. (S) 1129(d)).
     -------------------------------------------------

     The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. (S) 77(e)), and no governmental unit has objected to confirmation of the Plan.

19.  Objections.
     ----------

     All objections to confirmation filed with the Court have been withdrawn, settled, or overruled.

20.  Exemption From Securities Laws (11 U.S.C. (S) 1145(a)).
     ------------------------------------------------------

        The issuance and distribution of the New Common Stock has been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable. The issuance of the New Common Stock is in exchange for Claims against the Debtors, within the meaning of section 1145(a)(1) of the Bankruptcy Code. In addition, under section 1145 of the Bankruptcy Code, to the extent, if any, that the New Common Stock constitutes "securities," (a) the offering of such stock is exempt and the issuance and distribution of such stock will be exempt from Section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, and (b) all of the above described items will be freely tradable by the recipients thereof, subject to
(x) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(11) of the Securities Act of 1933, as amended, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, and (y) the restrictions on the transferability of such securities and instruments. Pursuant to and to the fullest extent permitted by section 1145 of the Bankruptcy Code, the resale of any New Common Stock shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of the securities.

21.  Good Faith Solicitation, Good Faith Sale Of Securities (11 U.S.C. 1125(e)).
     --------------------------------------------------------------------------

        The Proponents and their agents, accountants, business consultants, representatives, attorneys, and advisors, through their participation in the negotiation and preparation of the Plan and the Disclosure Statement and their efforts to confirm the Plan, have solicited acceptances and rejections of the Plan in good faith and participated in these Chapter 11 Cases in compliance with the applicable provisions of the Bankruptcy Code.

22.  Transfers Of Property.
     ---------------------

          The transfer by Debtors to, and the revesting of property in, Reorganized Debtors (i) is a legal, valid, and effective transfer of property,
(ii) vests Reorganized Debtors with good title to such property free and clear of all liens, charges, claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order, (iii) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (iv) does not and shall not subject Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law.

23.  No Liquidation.
     --------------

          The Plan does not provide for the liquidation of all or substantially all of the property of Debtors.

24.  Jurisdiction.
     ------------

          The Court will retain jurisdiction over the matters set forth in
Section 13 of the Plan.

25.  Waiver Of Federal Rule Of Civil Procedure 62(a).
     -----------------------------------------------

          Fed. R. Civ. P. 62(a) shall not apply to this Confirmation Order.

                                    DECREES
                                    -------

NOW, THEREFORE, IT IS HEREBY ORDERED THAT,

1.   Confirmation.
     ------------

          The Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code. The Plan, a copy of which is attached hereto as Exhibit A,
                                                                     ----------
is hereby confirmed and all parties in interest are authorized, and empowered, or enjoined, as the case may be, to act in accordance with its terms.

2.  Objections.
    ----------

          Each of the objections (if any) to confirmation of the Plan, which have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled.

3.  Executory Contracts.
    -------------------

          All executory contracts or unexpired leases assumed by the Debtors during these Chapter 11 Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of the Reorganized Debtors, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease.

4.  Discharge, Releases, And Injunction.
    -----------------------------------

               a) Except to the extent otherwise provided in the Plan or in this Confirmation Order, the treatment of all Claims against or Preferred Interests and Equity Interests in the Debtors under the Plan, shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Preferred Interests or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interest in property. Except as otherwise provided in the Plan or in this Confirmation Order, upon the Effective Date, all Claims against and Preferred Interests and Equity Interests in the Debtors will be satisfied, discharged, and released in full exchange for the consideration provided in the Plan. Except as otherwise provided in the Plan or in this Confirmation Order, all entities shall be precluded from asserting against the Debtors or Reorganized Debtors or their respective properties or interests in property, any Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

               b) Subject to the occurrence of the Effective Date, the obligations of the Debtors, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtors on or after the Petition Date, against any claims or causes of action as provided in the Debtors' certificate of incorporation, by-laws, applicable state law or contract shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, except with respect to any such claims or causes of action arising out of acts or omissions occurring, in whole or in part, before the Petition Date.

               c) The Debtors, Reorganized Debtors, each of the members of the Ad Hoc Committee and the Creditors Committee, the Old Indenture Trustee and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such person) shall have no liability to any holder of any Claim, Preferred Interest, or Equity Interest for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the distribution of property under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

               d) All releases, waivers of Claims and interests, covenants not to sue, injunctions and exculpations provided under the Plan, are hereby approved as an essential part of the Plan and are fair, equitable, reasonable, and in the best interests of the Debtors, Reorganized Debtors, the Debtors' estates, their creditors and interest holders.

          e) Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

5.  Binding Effect.
    ---------------

     Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in accordance with section 1141(a) of the Bankruptcy Code, the Plan, its provisions, and this Order shall be binding upon: (i) the Debtors;
(ii) any entity acquiring or receiving property (including, without limitation, the New Senior Secured Notes, New Common Stock, and New Class A Warrants) under the Plan; (iii) any party to an executory contract or unexpired lease of the Debtors; and (iv) any creditor or holder of a Preferred Interest or Equity Interest, whether or not the Claim, Preferred Interest, or Equity Interest of such creditor or Preferred Interest holder or Equity Interest holder is impaired under the Plan and whether or not such creditor or Preferred Interest holder or Equity Interest holder has accepted the Plan.

6.  Revesting Of Property
    ---------------------

     Except as otherwise provided in the Plan and this Confirmation Order, on the Effective Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Court, and the estates of the Debtors shall vest in Reorganized Debtors free and clear of any and all liens, charges, or encumbrances. From and after the Effective Date, Reorganized Debtors may operate their business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that they incur after the Confirmation Date.

7.  Approval Of Initial Officers, Directors.
    ---------------------------------------

     Pursuant to section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the Court approves as consistent with the interest of creditors and Preferred Interest holders and with public policy the selection of the individuals set forth in the Disclosure Statement and in this Confirmation Order as officers or directors, as the case may be, of Reorganized Debtors as of the Effective Date. Without further event or action by any person (other than the occurrence of the Effective Date), each of the individuals referred to herein shall become a director or officer, as the case may be, of Reorganized Debtors, as of the Effective Date (Nothing set forth herein shall prevent any of the foregoing individuals from resigning as an officer or director, as the case may be, without further order of the Court.

8.  General Authorizations.
    ----------------------

     The Debtors, Reorganized Debtors, or any officer thereof is hereby authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code to:

          a) Without the need for shareholder or Board of Director's approval, execute and deliver, and take such action as is necessary to effectuate the terms of, the instruments, securities, agreements, and documents contemplated by the Plan and related documents contemplated by the Plan in substantially the form of such instruments, securities, agreements, or documents as are attached as exhibits to the Plan or Disclosure Statement, or to be filed by the Proponents in modified form, with the Court on or before the Effective Date, including all annexes and exhibits attached to those exhibits to the Plan or Disclosure Statement, and any other documents delivered in connection with those exhibits; provided, however, that prior to the Effective Date Debtors or Reorganized Debtors with the Creditors Committee's consent may make such additional ministerial changes as Debtors or Reorganized Debtors and the Creditors Committee deem necessary and appropriate, without notice and a hearing under section 1127(b) of the

Bankruptcy Code or disclosure or resolicitation under section 1127(c) of the Bankruptcy Code, as long as such changes do not materially and adversely affect the rights of any party in interest.

          b) Issue, execute, deliver, file, and record any documents, court papers, or pleadings, and to take any and all actions as may be necessary or desirable to implement, effect, or consummate the transactions contemplated by the Plan whether or not specifically referred to in the Plan or related documents and without further application to or order of the Court.

          c) Issue the securities, instruments, and other interests contemplated by the Plan, including the New Senior Secured Notes, New Common Stock, New Class A Warrants, and the Stock Option Plan, all as described in Section 7.2 of the Plan, and Exhibits 3 through 7 to the Plan (or as modified consistent with "a" above).

          d) File with the appropriate Secretary of State the Amended Certificate of Incorporation, substantially in the form previously filed with the Court at Exhibit 1 to the Plan (or as modified consistent with "a" above).

          e) Amend and restate the By-laws of ART, substantially in the form previously filed with the Court at Exhibit 2 to the Plan (or as modified consistent with "a" above).

9.  Cancellation Of Common Stock.
    ----------------------------

     On the Effective Date, the Old Notes, Preferred Interests, and Equity Interests (other than those held by Debtors) or commitments, contractual, or otherwise, obligating the Debtors to issue, transfer, or sell Preferred Interests, Equity Interests or any other capital stock of the Debtors shall (a) be cancelled, and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of such Claims, Preferred Interests, and Equity Interests, provided however, that 2,500,000 shares of authorized capital of ART (the "Uncanceled Shares") shall not be cancelled on the Effective Date and ART is hereby authorized to use the Uncanceled Shares in connection with the exercise of that certain option to purchase licenses issued by the Federal Communication Commission as set forth in Section
1.4 of that certain Asset Purchase Agreement by and among ART, on the one hand, and BroadStream Corporation, Broadstream Communications Corporation, Commco LLC, Commco Partners LLC, and Scott Reardon, dated as of April 14, 2001. The Uncanceled Shares shall be treated, for all purposes, as Equity Interests under Class 6 of the Plan and shall not represent or be deemed equity interest in the Reorganized Debtors. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Indenture shall be canceled effective as of the Effective Date.

10.  Exemption From Stamp Taxes.
     --------------------------

          a) Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer under the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax.

          b) All filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all instruments of absolute or collateral transfer without payment of any recording tax, stamp tax, transfer tax, or similar tax or governmental assessment (other than standard filing fees) imposed by federal, state, or local law. Notice of entry of this Confirmation Order in the form approved by the Court (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provision of nonbankruptcy law. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

11.  Plan Classification Control.
     ---------------------------

     The classification of Claims and interests for purposes of payment of the distributions to be made under the Plan is governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the creditors and Preferred Interest holders of the Debtors in connection with voting on the Plan (a) were set forth thereon solely for purposes of voting on the acceptance or rejection of the Plan and tabulation of such votes, (b) to not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims and Preferred Interests under the terms of the Plan for distribution purposes, and (c) may not be relied upon by any creditor or interest holder as actually representing the actual classification of such Claims and interests under the terms of the Plan for distribution purposes.

12.  Payment Of Administrative Claims.
     --------------------------------

          a) As provided in the Plan, each holder of an Allowed Administrative Claim entitled to priority under section 507(a)(1) of the Bankruptcy Code shall receive Cash in an amount equal to such Allowed Administrative Claim, unless the holder of an Allowed Administrative Claim has agreed to different treatment in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

          b) Debtors or Reorganized Debtors shall pay the Old Indenture Trustee on the Effective Date or as soon as practicable thereafter all of the fees and reasonable expenses incurred in accordance with the terms of the Old Indenture and all additional fees and expenses incurred as acting Disbursing Agent for the old notes up to a maximum amount of $60,000. These amounts will be paid directly to the Old Indenture Trustee by the Reorganized Debtors on the Effective Date, or as soon as practicable thereafter, without further order of the Bankruptcy Court.

          c) The Administrative Claims Bar Date for the filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of any statutory committee), is the date that is 20 days after the Confirmation Date (the "Administrative Claims Bar Date"). Holders of asserted Administrative Claims, other than claims for Professional Fees, United States Trustee fees, or the expenses of the members of the Creditors Committee, not paid prior to the Confirmation Date must submit requests for payment of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have 90 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

13. Payment Of Professional And Other Fees.
    --------------------------------------

     Each professional retained in these Chapter 11 Cases shall serve and file its final fee application within the period specified in Section 8.3 of the Plan unless otherwise extended by the Court. The Reorganized Debtors shall pay all fees arising under 28 U.S.C. (S) 1930(a)(6) through the entry of a final decree closing the case.

     Prior to the Effective Date, and as a condition to the occurrence of the Effective Date, the Debtors shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of the estimated compensation and reimbursement of each professional retained or requesting compensation in these Chapter 11 Cases as determined by the estimates such professionals provided to the Debtors prior to the Confirmation Date in accordance with section 8.3 of the Plan. The Professional Claims reserve shall only be used to satisfy those claims of professionals who served the Debtors with fee estimates in accordance with section 8.3 of the Plan.

14. Retention Of Jurisdiction.
    -------------------------

     The Court shall retain jurisdiction in accordance with the terms of section 13 of the Plan, the other provisions of this Confirmation Order, and sections 1142 and 105 of the Bankruptcy Code. Until these Chapter 11 Cases are closed, any party in interest may commence a proceeding in the Court in respect of any matter as to which jurisdiction has been retained.

15. Inconsistency.
    -------------

     In the event of an inconsistency between the Plan and any other agreement, instrument, or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments, or documents. In the event of any inconsistency between the Plan and any agreement, instrument, or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. This Confirmation Order shall supersede any orders of the Court issued prior to the Consummation Date that may be inconsistent herewith.

16. Notice Of Entry Of Confirmation Order.
    -------------------------------------

     In accordance with Bankruptcy Rules 2002 and 3020(c), on or before the Effective Date, the Debtors (or their agents) shall give notice of the entry of this Confirmation Order, in substantially the form of Exhibit B annexed hereto (the "Notice of Confirmation"), by United States first class mail postage prepaid to (a) the United States Trustee, (b) counsel for the Creditors Committee, (c) the entities who objected to the confirmation of the Plan, (d) entities who requested notices under Bankruptcy Rule 2002, (e) the Old Notes Indenture Trustee, and (f) all creditors and holders of Preferred Interests who have filed proofs of claim in the Chapter 11 Cases or who are scheduled in the Debtors' schedules of assets and liabilities, dated June 7, 2001.

17. Returned Mail.
    -------------

     Notwithstanding anything to the contrary contained herein, no notice or service of any kind will be required to be mailed or made upon any person to whom the Debtors mailed a notice of the last date for filing proofs of claim in these Chapter 11 Cases, the notice of the Disclosure Statement Hearing, or the various solicitation packages containing, among other things, notice of the Confirmation Hearing, but received any of such notices returned marked "undeliverable as addressed," "moved - left no forwarding address," or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such person of that persons new address.

18. Authorization To Close.
    ----------------------

     The Court hereby authorizes the Debtors to consummate the Plan immediately after entry of this Confirmation Order subject to the occurrence of the conditions precedent to the Effective Date set forth in Section 11 of the Plan.

19. Sufficiency Of Notice Of Confirmation
    -------------------------------------

     Mailing of the Notice of Confirmation in the time and manner set forth in the preceding paragraphs are adequate and satisfy the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

20. Nonseverability of Confirmation Order.
    -------------------------------------

     The provisions of the Confirmation Order are nonseverable and mutually dependent.

21. Certificate of Effective Date
    -----------------------------

     Prior to the Effective Date, the Proponents shall file with the Court a certificate attesting that all of the conditions precedent to the Effective Date as set forth in the Plan and this Confirmation Order have been satisfied or, where applicable, waived.

Dated: Wilmington, Delaware
       October 31, 2001


                                             /s/ Joseph J. Farnan, Jr.
                                             -----------------------------------
                                             The Honorable Joseph J. Farnan, Jr.
                                             United States District Court Judge